Exhibit 99.1

                              MINDEN BANCORP, INC.
                            415 MAIN * P. O. Box 797
                          MINDEN, LOUISIANA 71058-0797

                      -------------------------------------
                             318-377-0523 TELEPHONE
                                318-377-0038 FAX
                                www.mblminden.com


                                  PRESS RELEASE
                                  -------------

For Release:   Immediately                      For Further Information:

                                                A.  David   Evans,
                                                President/CEO
                                                318-377-0523
                                                E-mail-mbldavid@shreve.net
                                                --------------------------
                                                            Or
                                                Becky T. Harrell, Treasurer/CFO
                                                318-377-0523
                                                E-mail-mblbecky@shreve.net
                                                --------------------------




          MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
          -------------------------------------------------------------
                 FOR THE FOURTH QUARTER ENDING DECEMBER 31, 2006
                 -----------------------------------------------


Minden,  LA. - January 10, 2007 - Minden  Bancorp,  Inc.  (NASDAQ OTC BB:  MDNB)
--------------------------------------------------------------------------------
announced today that its Board of Directors at their meeting on January 9, 2007, declared its sixteenth cash dividend of $.09 per share on the common stock of the Company payable on February 9, 2007, to the stockholders of record at the close of business on January 25, 2007.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered FDIC thrift, and Woodard
Walker Insurance Agency, a leading property and casualty agency, both headquartered in Minden, Louisiana. At September 30, 2006, the Company had total assets of $115.2 million, total liabilities of $95.4 million, and total stockholders' equity of $19.8 million.